EXHIBIT 99.1

Committed to providing products and services that ensure the best possible patient outcomes Definitive Merger Agreement Conference Call August 15, 2017 NASDAQ: SKLN

This presentation includes “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . These statements include but are not limited to our plans, objectives, expectations and intentions and other statements that contain words such as “expects,” “contemplates,” “anticipates,” “plans,” “intends,” “believes” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters . These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control . There can be no assurance that our beliefs or expectations will be achieved . Actual results may differ materially from our beliefs or expectations due to economic, business, competitive, market, regulatory, and other factors . A full discussion of our operations and financial conditions, including risk factors that may affect our business and future prospects, is contained in our most recent regulatory filings with the U . S . Securities and Exchange Commission (“SEC”) , including our Form 10 – K filed March 15 , 2017 . Further, an updated discussion of risk factors, including but not limited to the risks in connection with the proposed merger with CytoBioscience, Inc . , is included as Exhibit 99 . 3 to our Form 8 - K report filed on August 2 , 2017 . 2 Forward - Looking Statements

Today’s speakers: • Dr. Carl Schwartz, CEO of Skyline Medical • Bob Myers, CFO of Skyline Medical • Dr. James Garvin, CEO of CytoBioscience Today’s topics: • Merger with CytoBioscience • Transaction rationale • Deal terms • Skyline 2Q17 financial results • Description of CytoBioscience • Introduction to the company • Growth opportunities and outlook • Q&A 3 Introduction and Call Overview

Transaction Rationale 4 For Skyline and its stockholders: • Meaningfully expands revenue stream into growth markets with compelling, patented products and services, and a $6 million backlog • Ability to leverage CytoBioscience’s network of healthcare facility and pharmaceutical industry contacts to broaden awareness of the STREAMWAY ® System and drive sales • More than $50 million has been invested in CytoBioscience • CytoBioscience’s ion channel instrument selected by FDA and that business is to expand with FDA’s new requirement that all drugs be tested for cardiac safety For CytoBioscience and its stockholders: • Combination with a public company provides liquidity and capital - markets optionality • Adds executive management expertise to support operational excellence and pursue growth opportunities • Enhances industry awareness of all products/services with a larger commercial portfolio

Deal Terms 5 • Skyline pays 19.8% of outstanding common shares, or 1,234,086 shares with a current value of approximately $1.9 million • Skyline issues Series C, D and E non - convertible, non - voting preferred stock with a total liquidation preference of $24.9 million • Anticipated close by September 30, 2017 • Dr. James Garvin to be named President of the combined company and to be appointed to the board • One other Skyline Medical director to be named by CytoBioscience, Alan Dean • Skyline board of directors to be comprised of seven members

Next Steps, Integration and Milestones 6 • Fulfillment of customary conditions prior to close • Merged entity to operate under the Skyline Medical corporate name with CytoBioscience as a subsidiary; Skyline common shares will continue to trade on the NASDAQ Stock Market under the symbol SKLN • Skyline Medical 16 - person staff and facilities to remain intact in Minneapolis • CytoBioscience 24 - person staff and facilities to remain intact in San Antonio • Skyline Medical to begin SEC reporting of the financial results and business performance of the consolidated entity as of the closing date • Conversion to sales of CytoBioscience’s $6 million order backlog over 2017 and early 2018 • Advance STREAMWAY distribution both in the U.S. and Europe • Bring our teams together to develop the long - term plan, next steps and milestones

Skyline Medical 2Q17 Financial Results Overview 7

An Introduction to CytoBioscience 8

The Who, The What, The Why We are a company that makes instrumentation that looks at and performs ion channel research on cells. This research is instrumental in the development of drugs, saving developers time and money. 9

The Issue Drug developers, drug researchers and drug companies are facing increased pressure from the FDA, among others, to ensure (1) that first their drugs “do no harm” and (2) that this newly developing drug can do its job – a process costing hundreds of millions of dollars. By reading the ion channel activity within a cell, drug developers get feedback on any emerging harmful elements of a new compound, as well as the potential of a drug to do its job. We are the providers of the instrumentation that “reads” and provides analysis of that ion channel data. 10

What are Ion Channels and Why do they Matter? • Cells have openings similar to the pores on your skin. These pores are actually passageways and passing through them are ions, which are small molecules that carry either a positive or a negative electrical charge. The signal of those charges can tell a researcher not only what is happening inside a cell, but why it is happening . • Ion channel analysis also brings an understanding of how disease, on a cellular level, responds to various treatment modalities, unlocking vital information needed for cures and treatment. • CytoBioscience is the technology selected by the FDA to do its ion channel research and develop regulatory efforts focused on ion channel analysis. 11

Overview of CytoBioscience • CytoBioscience is a U.S. biomed - tech company focused on the design and manufacture of ion channel screening equipment, protein solubility analytical equipment, with the consumables needed for those instruments. We offer cell lines as well as buffers and solutions, and provide contract research services to biotechnology and pharmaceutical companies. We have 3 revenue streams: (1) instrumentation sales; (2) consumables, microchips, buffers, solutions and cell lines for research; and (3) contract research using our own technology to provide research and analysis for pharma. • CytoBioscience equipment was the sole equipment selected by the FDA to provide research instrumentation to develop its regulatory framework for CiPA, its latest drug safety initiative. In less than two years we have gone from a small, unknown European operation to a celebrated technology with its home in the U.S., chosen not only by the FDA, but picked to do work and provide technology for premier pharmas worldwide. 12

Patented Technology and Proprietary Software • In the midst of our instrument sits a tiny microchip, which is where a cell is held and analysis takes place. • CytoBioscience robotic “hands free” patch clamping device (the name used to identify the process of reading ion channels) offers 99% accuracy, equalling traditional manual patch clamping (other so - called automated high throughput machines offer 50 - 60% accuracy). • The Cytopatch patented microchip has glass - coated channels, each marginally larger than a human cell, where the cells are allowed to move and finally be captured and held for analysis. • In combination with CytoBioscience’s proprietary software, the microchip (shown next to the penny; the opening, slightly smaller than a cell, is inside that chip and where the cell is held for analysis, is shown below) is what drives the technology that extracts the data from the cells, looking for specific ion channel responses for, among other uses, drug safety screening, drug research, personalised medical treatment and research. CytoPat ch™ Pipette Cytocenteri ng Channel 13

Contract Research Market Dynamics The market for contract research services is large and is growing rapidly 14

Regulatory Push Supports the Opportunity The FDA and the CiPA (Comprehensive in vitro Proarrhythmia Assay) initiative • The CiPA initiative is intended to move safety pharmacology from a predominantly traditional pharmacodynamics approach to in silico and in vitro toxicity assessment. In practice, CiPA assays will have to be compliant with regulatory safety pharmacology tenets. • One instrument , one technology is completely and totally compliant with the FDA CiPA initiative and has been chosen exclusively by the FDA to finish its CiPA research – it is the Cytocentrics CytoPatch . • Why is this important? Because this cannot be replicated by any other instrument and the market is hungry for this technology. It allows for highly reliable data at an incredibly competitive price. 15

An Advantage in the Midst of Opportunity From the 2017 Society of Toxicology Market Report… Preclinical development expenditures for 2016 were $10.3 billion. Outsourcing of contract research development work is expected to grow from 49% outsourced in 2015, to 59% outsourced in 2020. This is the very center of the market in which we operate and because of our instrument and research packages being used by the FDA, because of our scientific team’s work not only with the FDA but also with other pharma groups, we are in the forefront of this upward movement. 16

Select Clients 17